As filed with the Securities and Exchange Commission on April __, 1998
                          Registration No. 33-89230-NY


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        POST EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM SB-2


                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                      USA BRIDGE CONSTRUCTION OF N.Y., INC.
               (Exact Name of Registrant as Specified in Charter)


New York                 1700                          11-3032277
(State of Incorporation) Primary Standard Industrial   (I.R.S. Employer
                         Classification Code Number    Identification No.)


                                53-09 97th Place
                             Corona, New York 11368
                                 (718) 699-0100

     (Address and Telephone Number of Principal  Executive Offices and Principal
                               Place of Business)

                           Joseph M. Polito, President
                                53-09 97th Place
                             Corona, New York 11368
                                 (718) 699-0100
           (Name, Address, and Telephone Number of Agent for Service)

                                   Copies to:
                                David S. Klarman

                              Klarman & Associates


                          2303 Camino Ramon, Suite 200
                           San Ramon, California 94583
                                 (925) 327-6200


     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [X]

     If delivery of a prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Corona, New York on the 8th day of April 1998.


USA BRIDGE CONSTRUCTION OF N.Y., INC.


By: /s/ Joseph M. Polito
Joseph M. Polito
President


     Pursuant to the requirements of the Securities Act of 1933 as amended, this
Registration  Statement  has been signed below by the  following  persons in the capacities and on the dates indicated.
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
/s/ Joseph M. Polito                                          President and Director                     04/08/98
Joseph M. Polito                                              Chief Executive Officer                    Date



/s/ Ronald J. Polito                                          Secretary and Director                     04/08/98
Ronald J. Polito                                                                                         Date


/s/ Steven J. Polito                                          Treasurer                                  04/08/98
Steven J. Polito                                                                                         Date


/s/ Marvin Weinstein                                          Director                                   04/08/98
Marvin Weinstein                                                                                         Date


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